Apollo Investment Corporation
Reports Financial Results for the Quarter Ended September 30, 2019

Fiscal Second Quarter and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.53 compared to $0.50 for the quarter ended June 30, 2019

•	Net asset value per share as of the end of the quarter was $18.69 compared to $19.00 as of June 30, 2019

◦	$0.22 cents of the decline was from our oil and gas investments due to the decline in the price of oil

◦	$0.06 cents of the decline was attributable to the early redemption of our 2043 Notes(1)

•	Continued to successfully execute portfolio growth strategy with core strategies(2) representing 85% of the portfolio(3) as of the end of the quarter

◦	Increased first lien debt exposure to 77% of the corporate lending portfolio and reduced second lien debt exposure to 22%(3)

◦	Reduced shipping exposure to 5.0% of the portfolio(3)

◦	Reduced exposure to Merx Aviation to 12.9% of the portfolio(3)

•	Gross corporate lending commitments made during the quarter totaled $377 million

•	Gross fundings during the quarter totaled $358 million(4) and net fundings totaled $207 million(5)

•	Net leverage(6) as of the end of the quarter was 1.24x, compared to 1.03x as of June 30, 2019

•	Declared a distribution of $0.45 per share

•	Repurchased 0.9 million shares of common stock for an aggregate cost of $14.2 million during the quarter

•	Redeemed $150 million of 6.875% senior unsecured notes due 2043 during the quarter(1)

New York, NY — November 5, 2019 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its second fiscal quarter ended September 30, 2019. The Company’s net investment income was $0.53 per share for the quarter ended September 30, 2019, compared to $0.50 per share for the quarter ended June 30, 2019. The Company’s net asset value (“NAV”) was $18.69 per share as of September 30, 2019, compared to $19.00 as of June 30, 2019.
On November 5, 2019, the Board of Directors declared a distribution of $0.45 per share payable on January 6, 2020 to shareholders of record as of December 20, 2019.
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(1)
On August 12, 2019, the Company redeemed $150 million of 6.875% senior unsecured notes due 2043. The Company recognized a realized loss on the extinguishment of these notes of approximately $(4.4) million or $(0.06) per share during the three months ended September 30, 2019.

(2)	Core strategies include corporate lending, aviation, life sciences, asset based and lender finance.

(3)	On a fair value basis.

(4)	Excludes $8 million of gross fundings for Merx Aviation and $111 million of gross fundings for revolvers.

(5)	Includes $18 million net repayment from Merx Aviation and $24 million net fundings for revolvers.

(6)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “During the quarter, we continued to successfully implement our plan to prudently grow our portfolio. We had a strong origination quarter and grew our portfolio 7% by increasing our exposure to first lien floating rate corporate loans sourced by the Apollo Direct Origination platform. Consistent with our plan, we also successfully reduced our exposure to second lien corporate loans, shipping assets and aircraft leasing. We believe the shift in the composition of our portfolio and the resultant improvement in our ratios and metrics illustrate that we have meaningfully improved the risk profile of our portfolio.” Mr. Widra continued, “The 31 cent net reduction in NAV per share was due in part to a 22 cent decline in the value of our oil and gas investments due to the decline in the price of oil, and a 6 cent loss due to the extinguishment of our 2043 baby bonds.”

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018		September 30, 2018
Total assets	$2.89		$2.70		$2.50		$2.38		$2.39
Investment portfolio (fair value)	$2.80		$2.62		$2.41		$2.31		$2.32
Debt outstanding	$1.58		$1.35		$1.13		$0.99		$0.95
Net assets	$1.25		$1.29		$1.31		$1.32		$1.37
Net asset value per share	$18.69		$19.00		$19.06		$19.03		$19.40

Debt-to-equity ratio	1.26	x	1.05	x	0.86	x	0.76	x	0.69	x
Net leverage ratio (1)	1.24	x	1.03	x	0.83	x	0.74	x	0.68	x
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(1)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended September 30,		Six Months Ended September 30,
(in millions)*	2019	2018	2019	2018
Investments made in portfolio companies	$476.7	$363.6	$912.0	$722.5
Investments sold	(20.0)	(163.2)	(29.6)	(178.1)
Net activity before repaid investments	456.7	200.3	882.4	544.4
Investments repaid	(249.7)	(372.1)	(460.4)	(465.8)
Net investment activity	$207.1	$(171.7)	$422.1	$78.6

Portfolio companies at beginning of period	129	96	113	90
Number of new portfolio companies	14	9	35	16
Number of exited portfolio companies	(4)	(7)	(9)	(8)
Portfolio companies at end of period	139	98	139	98

Number of investments made in existing portfolio companies	48	16	54	24

____________________
* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended September 30,		Six Months Ended September 30,
(in millions)*	2019	2018	2019	2018
Net investment income	$35.7	$32.2	$70.3	$63.7
Net realized and change in unrealized gains (losses)	(28.7)	(4.1)	(39.4)	(22.4)
Net increase in net assets resulting from operations	$7.1	$28.0	$30.9	$41.3

(per share)* (1)
Net investment income on per average share basis	$0.53	$0.45	$1.03	$0.89
Net realized and change in unrealized gain (loss) per share	(0.43)	(0.06)	(0.58)	(0.31)
Earnings per share — basic	$0.10	$0.39	$0.45	$0.58
____________________
* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM
During the three months ended September 30, 2019, the Company repurchased 880,001 shares at a weighted average price per share of $16.15, inclusive of commissions, for a total cost of $14.2 million. During the period from October 1, 2019 through November 4, 2019, the Company repurchased 501,611 shares at a weighted average price per share of $15.65 inclusive of commissions, for a total cost of $7.8 million. Since the inception of the share repurchase program and through November 4, 2019, the Company repurchased 12,368,013 shares at a weighted average price per share of $16.83, inclusive of commissions, for a total cost of $208.1 million, leaving a maximum of $41.9 million available for future purchases under the current Board authorization of $250 million.

* Share figures have been adjusted for the one-for-three reverse stock split which was completed after market close on November 30, 2018.

CONFERENCE CALL / WEBCAST AT 5:00 PM EST ON NOVEMBER 5, 2019
The Company will host a conference call on Tuesday, November 5, 2019 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #5252608 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholder section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through November 26, 2019 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID #5252608. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholder section of the Company’s website at www.apolloic.com.
SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018 were as follows:

	September 30, 2019		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Portfolio composition, at fair value:
First lien secured debt	74%		69%	66%	64%	57%
Second lien secured debt	17%		21%	23%	24%	27%
Total secured debt	91%		90%	89%	88%	84%
Unsecured debt	—		—	—	—	3%
Structured products and other	2%		2%	2%	3%	3%
Preferred equity	1%		1%	1%	1%	1%
Common equity/interests and warrants	6%		7%	8%	8%	9%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	9.0%		9.3%	9.9%	10.4%	10.4%
Second lien secured debt (2)	11.0%		11.3%	11.4%	11.4%	11.2%
Total secured debt (2)	9.4%		9.8%	10.2%	10.7%	10.7%
Unsecured debt portfolio (2)	—		—	—	—	11.0%
Total debt portfolio (2)	9.4%		9.8%	10.2%	10.7%	10.7%
Total portfolio (3)	8.9%		9.2%	9.6%	9.6%	9.7%
Interest rate type, at fair value (4):
Fixed rate amount	—		—	—	—	$0.1 billion
Floating rate amount	$2.0	billion	$1.8 billion	$1.5 billion	$1.4 billion	$1.3 billion
Fixed rate, as percentage of total	—		1%	—	—	6%
Floating rate, as percentage of total	100%		99%	100%	100%	94%
Interest rate type, at amortized cost (4):
Fixed rate amount	—		—	—	—	$0.1 billion
Floating rate amount	$2.0	billion	$1.8 billion	$1.5 billion	$1.4 billion	$1.3 billion
Fixed rate, as percentage of total	—		1%	—	—	6%
Floating rate, as percentage of total	100%		99%	100%	100%	94%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

(2)	Exclusive of investments on non-accrual status.

(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.

(4)
The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share and per share data)

	September 30, 2019	March 31, 2019
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,159,801 and $1,654,322, respectively)	$2,121,375	$1,627,406
Non-controlled/affiliated investments (cost — $67,304 and $67,072, respectively)	49,164	49,681
Controlled investments (cost — $662,657 and $736,717, respectively)	634,221	731,045
Cash and cash equivalents	31,637	36,280
Foreign currencies (cost — $4,860 and $4,963, respectively)	4,801	4,909
Receivable for investments sold	269	336
Interest receivable	28,692	24,280
Dividends receivable	4,381	3,748
Deferred financing costs	17,693	19,776
Prepaid expenses and other assets	729	336
Total Assets	$2,892,962	$2,497,797

Liabilities
Debt	$1,584,128	$1,128,686
Payable for investments purchased	—	677
Distributions payable	30,171	31,040
Management and performance-based incentive fees payable	12,101	8,880
Interest payable	3,666	5,818
Accrued administrative services expense	2,354	2,983
Other liabilities and accrued expenses	7,150	7,086
Total Liabilities	$1,639,570	$1,185,170

Net Assets	$1,253,392	$1,312,627

Net Assets
Common stock, $0.001 par value (130,000,000 and 400,000,000 shares authorized; 67,047,352 and 68,876,986 shares issued and outstanding, respectively)	$67	$69
Capital in excess of par value	2,126,502	2,155,836
Accumulated under-distributed (over-distributed) earnings	(873,177)	(843,278)
Net Assets	$1,253,392	$1,312,627

Net Asset Value Per Share	$18.69	$19.06

APOLLO INVESTMENT CORPORATION STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$51,489	$44,586	$98,493	$84,029
Dividend income	5	—	66	—
PIK interest income	732	816	5,438	2,066
Other income	2,185	1,810	3,122	3,213
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	—	—	—	—
Dividend income	313	295	632	607
PIK interest income	—	—	—	—
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	12,271	15,075	24,910	29,565
Dividend income	2,451	1,985	2,451	7,250
PIK interest income	872	1,467	1,722	2,895
Other income	—	—	—	—
Total Investment Income	$70,318	$66,034	$136,834	$129,625
Expenses
Management fees	$10,190	$9,258	$19,729	$18,131
Performance-based incentive fees	1,911	6,359	1,911	13,782
Interest and other debt expenses	18,735	14,903	36,246	28,480
Administrative services expense	1,542	1,857	3,267	3,495
Other general and administrative expenses	2,305	3,524	5,609	6,056
Total expenses	34,683	35,901	66,762	69,944
Management and performance-based incentive fees waived	—	(1,834)	—	(3,690)
Expense reimbursements	(99)	(196)	(196)	(339)
Net Expenses	$34,584	$33,871	$66,566	$65,915
Net Investment Income	$35,734	$32,163	$70,268	$63,710
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(5,701)	$228	$(5,710)	$(9,718)
Non-controlled/affiliated investments	—	2,007	1,089	2,007
Controlled investments	—	—	—	—
Option contracts	—	(10,311)	—	(23,520)
Foreign currency transactions	(1,387)	2	(1,185)	(26)
Extinguishment of debt	(4,375)	—	(4,375)	—
Net realized gains (losses)	(11,463)	(8,074)	(10,181)	(31,257)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(7,463)	(5,717)	(11,508)	(10,839)
Non-controlled/affiliated investments	(1,659)	(3,094)	(750)	(3,960)
Controlled investments	(13,069)	1,393	(22,765)	9,973
Option contracts	—	10,926	—	10,359
Foreign currency translations	4,988	432	5,833	3,293
Net change in unrealized gains (losses)	(17,203)	3,940	(29,190)	8,826
Net Realized and Change in Unrealized Gains (Losses)	$(28,666)	$(4,134)	$(39,371)	$(22,431)
Net Increase (Decrease) in Net Assets Resulting from Operations	$7,068	$28,029	$30,897	$41,279
Earnings Per Share — Basic	$0.10	$0.39	$0.45	$0.58

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc., a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com